Exhibit 99.1

China Jo-Jo Drugstores Announces Second Quarter Fiscal 2014 Conference Call

HANGZHOU, China--(PR NEWSWIRE)--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD) (the “Company”), a retail and wholesale distributor of pharmaceutical and other healthcare products in China, today announced that the Company will hold its second quarter fiscal 2014 earnings call on Friday November 15, 2013 at 8:00 a.m. Eastern Time. The Company plans to issue its earnings press release on Thursday, November 14, 2013, after market closes.

To participate in the conference call (identification number 4651164), please dial 1-888-846-5003 from North America. International participants can access the call by dialing 1-480-629-9586. A live audio webcast of this conference call will be available under the Investor Relations section of the Company's website at http://www.chinajojodrugstores.com. A replay of the call will be available beginning the same day at approximately 11 a.m. Eastern Time by dialing 1-877-870-5176 or -1-858-384-5517 with pin # 4651164. The replay will also be available on the company website.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its subsidiaries and contractually controlled affiliates, is a retailer and wholesale distributor of pharmaceutical and other healthcare products in the People’s Republic of China.  As of September 30, 2013, the Company had 51 retail pharmacies throughout Zhejiang Province and Shanghai.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts

China Jo-Jo Drugstores, Inc.
Ming Zhao
Chief Financial Officer
Tel: (561) 372-5555
Email: frank.zhao@jojodrugstores.com